                                                                      Exhibit 12



                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                        MERCURY MID CAP GROWTH FUND, INC.



         Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Mercury Mid Cap Growth Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


    Number of           Number of           Number of         Number of
 Class I  Shares     Class A  Shares      Class B Shares    Class C Shares
 ----------------    ---------------      --------------    --------------
      2,500               2,500                2,500             2,500




                                            FUND ASSET MANAGEMENT, L.P.

                                            By: /s/ Donald C. Burke
                                               ------------------------------
                                                   Authorized Officer



Dated: September 13, 2000